EXHIBIT 23.a.


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We hereby consent to the incorporation by reference in the Registration Statements Nos. 333-76616, 333-65013 and 333-6103 each on Form S-8 and to Registration Statement No. 333-45218 on Form S-3, and in the Annual Report on Form 10-KSB of Igene Biotechnology, Inc. for the years ended December 31, 2006 and
2005 of our report dated March 8, 2007, relating to the consolidated financial statements of Igene Biotechnology, Inc.

                                   /s/ BERENSON LLP
                                   ___________________________
                                       BERENSON LLP

New York, New York
March 29, 2007